EXHIBIIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Jeremy Ford, Hilltop Holdings Inc. 214-855-2177

Carol Towne, PlainsCapital Corporation 214-252-4142

HILLTOP HOLDINGS INC. AND PLAINSCAPITAL CORPORATION ANNOUNCE
REGULATORY APPROVAL OF PLANNED ACQUISITION

Closing of acquisition expected November 30, 2012.

DALLAS (November 13, 2012)— Hilltop Holdings Inc. (NYSE: HTH), a Dallas-based holding company, and Dallas-based PlainsCapital Corporation, the financial services holding company for PlainsCapital Bank, PrimeLending, and FirstSouthwest, today jointly announced the receipt of regulatory approval from federal regulators to proceed with Hilltop’s acquisition of PlainsCapital Corporation.  Hilltop also received approval to become a financial holding company upon consummation of the transaction.

The companies expect the acquisition to close on or about Nov. 30, 2012. Once completed, PlainsCapital Corporation will be a wholly owned subsidiary of Hilltop.

Stephens Inc. served as financial advisor to Hilltop, and Wachtell, Lipton, Rosen & Katz served as legal advisor. JPMorgan Securities LLC served as financial advisor to PlainsCapital Corporation, and Sullivan & Cromwell and Haynes & Boone served as legal advisors.

About Hilltop Holdings Inc.

Hilltop is a holding company that is endeavoring to make acquisitions and effect a business combination. As of September 30, 2012, Hilltop had approximately $524 million aggregate available cash that may be used for this purpose. Hilltop also provides fire and homeowners insurance to low value dwellings and manufactured homes primarily in Texas and other areas of the south through its wholly owned property and casualty insurance subsidiary, NLASCO, Inc.

About PlainsCapital Corporation

Founded in 1987, PlainsCapital Corporation is a Texas bank holding company and diversified financial services company headquartered in Dallas with more than $6.0 billion in assets, 3,400 employees and 330 locations in 40 states as of September 30, 2012. By providing responsive, highly personalized service, PlainsCapital builds enduring client relationships with middle market businesses, high net worth individuals, public sector entities, institutional investors, broker-dealers, investment advisors, and community banks through its family of companies: PlainsCapital Bank, FirstSouthwest, and PrimeLending.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Hilltop’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and, except as required by law, Hilltop does not assume any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the business combination transaction involving Hilltop and PlainsCapital, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transaction will not be consummated or that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Hilltop and PlainsCapital operate; (ii) the ability to promptly and effectively integrate the businesses of Hilltop and PlainsCapital; (iii) the reaction of the companies’ customers, employees and counterparties to the transaction; and (iv) diversion of management time on merger-related issues. For more information, see the risk factors described in the registration statement on Form S-4 filed by Hilltop and each of Hilltop’s and PlainsCapital’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

ADDITIONAL INFORMATION

In connection with the proposed transaction, Hilltop filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Hilltop and PlainsCapital that also constitutes a prospectus of Hilltop. Hilltop and PlainsCapital also filed other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Hilltop and PlainsCapital with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Hilltop with the SEC will be available free of charge on Hilltop’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at 214-855-2177. Copies of the documents filed by PlainsCapital with the SEC will be available free of charge on PlainsCapital’s website at www.plainscapital.com or by contacting PlainsCapital Investor Relations at 214-252-4155.